As filed with the Securities and Exchange Commission on September 13 , 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KELINDA, INC.

(Exact name of registrant as specified in its charter)

Nevada                                               7372                                                   30-1023894

(State or other jurisdiction of                         (Primary standard industrial           (IRS Employer Identification

 incorporation or organization)                          classification code number)                    Number)

str. Mihail Kogălniceanu, 66, off. 3
Chisinau, Republic of Moldova, MD-2009

Telephone: +373 621-150-42

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Sharon D. Mitchell, Attorney at Law

SD Mitchell & Associates, PLC

829 Harcourt Rd., Grosse Pointe Park, Michigan 48230

Telephone: (248) 515-6035

sharondmac2013@gmail.com

(Name, address, including zip code, and telephone number, including area code, of registrant’s attorney)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
(Do not check if a smaller reporting company)
		Emerging Growth Company	[x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (1)(3)
Common stock, par value $0.001 per share, for sale by Our Company	4,000,000	$0.03	$120,000.00	$14.94

(1) Registration fee has been previously paid by Check.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.03 per share, until the securities are quoted on the OTC or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC or listed on an exchange.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, 2018, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUBJECT TO COMPLETION, DATED ____________, 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF KELINDA’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS

KELINDA

4,000,000 Shares of Common Stock

This prospectus will allow us to issue up to 4,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.03 per share, until the securities are quoted on the OTC listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC listed on an exchange.

	Number of Shares	Offering Price	Proceeds to the Company
Minimum	1	$0.03	$0.03

Maximum	4,000,000	$120,000.00	$120,000.00

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 9 before purchasing our common stock.

We are a development stage company with currently no earnings focusing on early-stage business activities. This fact may impose some limitations on our shareholders' ability to re-sell their shares in our company. Accordingly, investors should consider our shares to be a high-risk illiquid investment (see "Risk Factors" section).

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This is our initial public offering. We are registering a total of 4,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our director, Petru Afanasenco. He will not receive any commissions or proceeds for selling the shares on behalf of the Company. The shares will be sold at a price per share of $0.03 for the duration of the Offering. Assuming all shares being offered are sold, the Company will receive $120,000 in net proceeds. As all offering expenses are being paid for by our officers, no offering expenses will be paid out of the proceeds of this Offering; therefore, net proceeds are the same as gross proceeds. If 75%, 50% or 25% of the shares being offered are sold, the Company will receive net proceeds of $90,000, $60,000 or $30,000, respectively. There is no minimum amount we are required to raise from the shares being offered and any funds received will be immediately available to the Company and may be used at the sole discretion of the Company’s Officers and Board of Director’s. There is no guarantee that this Offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares. The shares being offered will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	9
Cautionary Note Regarding Forward-Looking Statements	8
Use of Proceeds	9
Capitalization	10
Dilution	10
Market for Common Equity and Related Stockholder Matters	11
Description of Business and Property	11
Management’s Discussion and Analysis of Financial Condition and Results of Operations	12
Our Management	14
Security Ownership of Certain Beneficial Owners and Management	15
Certain Relationships and Related Party Transactions	15
Description of Capital Stock	15
Plan of Distribution	16
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	19
Legal Opinion	19
Experts	19
Interests of Named Experts and Counsel	19
Additional Information	19
Report of Independent Registered Public Accounting Firm	F-1
Index to Financial Statements	21
Part II – Information Not Required in Prospectus	22
Signatures	25

Unless otherwise specified, the information in this prospectus is set forth as of September 13 , 2018, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction or to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Kelinda: see Cautionary Note Regarding Forward-Looking Statements on page 8.

Our Company

Kelinda is a brand-new company that has been established in the state of Nevada on December 18, 2017. Its business idea is to create health-caring applications. Kelinda is both the name of the company and the first product that this company will be launching. All future products will be launched under this company but with different names to reflect the target market.  Our first project will offer free test panels to identify general health condition and targeted diseases for both children and adults. Its main purpose will be to inform individuals when it is required for a person to visit certain doctors and get tested in order to prevent disease development on its earliest development stage. The App will synchronize with Google and Apple calendars, send notifications regarding pill taking time, required tests or doctor appointments via the App and email. In the future, the revenue shall be generated from in-app subscriptions. As of today, we have developed terms of reference, design of our application, created an Apple store account and, currently find ourselves at the server and application development stage. The Application is expected to be launched in early December 2018 on AppStore and PlayMarket.

Our Application

An average man has only limited knowledge about diseases, their various symptoms and, therefore, some are discovered at their late phases of development. Research has shown that the top three causes of death in the United States are linked to health conditions. They are: heart disease (23.4% of all deaths), cancer (22.5%) and chronic lower respiratory disease (5.6%) and the three of them account for over 50 percent of all deaths. Other death causes are stroke (5.1% of all deaths), diabetes (2.9%), Influenza and pneumonia (2.1%) and kidney disease (1.8%). A substantial proportion of these diseases could be prevented by regular health check-ups, monitoring of health condition patterns and on-time pills/injections taking (Nichols, 2017).

“Kelinda” is a subscription-based multi-lingual mobile application that provides comprehensive health lab test panels and pill-taking reminders for children and adults and a truly outstanding tool to saving lives.

“My Account” tab displays selected panels, check-ups, and pill taking lists that a user may decide to use. These panels and sole tests may be added from the Panels tab on the Main Menu.

The “Panels” tab demonstrates a list of various check-up panels with detailed user information on what they are, frequency of health screenings and impact to preventing numerous diseases, etc. Each panel consists of a list of consultations, analyses and tests. These panels are also arranged by categories: “Disease” (if a person has a predisposition to a disease, he adds one  of the presented panels to the personal check-up calendar). A user may alternatively choose to undertake only a specific analysis from the “Analyzes” tab.

“Recommendations”: general panels which should be held on a monthly/yearly/5-year/10-year basis by everyone as well as advised panels corresponding specified age and age group, sex and BMI of a user.

Users can create personal visit schedules and enable/disable notifications about the upcoming events. The reminders come up as in-app pop-ups and gentle reminders to the account holders email address. Alternatively, users may use the default schedules of selected panels, whereas a user determines an exact start date by creating an entry to the calendar. The schedules of the application are automatically synched with Apple Calendar and / or Google Calendar.

The application allows users storing personal data, such as test results and doctors’ conclusions and prescriptions. All such information may be uploaded at users’ individual discretion. “Kelinda” empowers data exchange between users upon acceptance of such allowance. Initially, personal data is only available for viewing and not for downloading or screenshotting.

“Kelinda” is a great reminding tool. The app lets you create multiple reminders for multiple medications and doctor appointments and includes a repeat function along with notification reminders.

After downloading the mobile application from a market (iOS or Android), the user is provided an opportunity to use the application for free for 30 calendar days. After the expiration date, users are offered to sign up for a paid subscription.

The success of this app will rest on providing the end-user trustworthy and useful information. One of the innovative features of this app is that it will allow users to find health panels that prevent particular diseases, upload and share documents with doctors and friends, and will provide useful information about our health in general. It is hoped that these features, along with the clean and easy to use user interface will propel “Kelinda” to the head of the growing health app market.

Business Strategic Objectives for the next 12-month period

Financial Objectives:

1.      Grow shareholder value: The top goal of the organization is to increase the value of Kelinda for its shareholders or owners.

2.      Grow earnings per share: This objective implies our organization will try to increase its earnings and profits.

3.      Increase revenue.

4.      Manage costs.

5.      Maintain appropriate financial leverage.

6.      Balance the budget.

7.      Ensure financial sustainability.

Customer Objectives

1.      Best value for the cost.

2.      Broad product offering.

3.      Reliable products/services.

4.      Increase share of market.

5.      Partner with customers to provide solutions.

6.      Best service.

Internal Objectives

1.      Most innovative products/services.

2.      Differentiate the product.

3.      Improve customer retention.

4.      Develop and use a customer database: This is a specific objective focused on implementing a large project like a customer relationship management (CRM) system, that could take years to implement.

5.      Reduce error rates.

6.      Increase reliability of operations.

The Staff

The staff of the company currently consists of two members of the Board of Directors:

Petru Afanasenco – President and Director, who is in charge of the core business processes and its financials.

Andrei Afanasenco – Chair, Secretary and Treasurer, who is in charge of day-to-day business processes, App development and PR.

Petru and Andrei Afanasenco are brothers.

The Office

Our executive office is located at str. Mihail Kogălniceanu, 66, off. 3, Chisinau, Republic of Moldova, MD-2009. Our telephone number is +373 621-150-42. We are open every day from 8:00am to 6:00pm local time.

Our Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Company shall continue to be deemed an emerging growth company until the earliest of—

1.      The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000) (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.      The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title’;

3.      The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

4.      The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240. 12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company, Kelinda is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

Our Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 4,000,000 shares to be issued and sold by the company at a price of $0.03 per share in a direct public offering.

ABOUT THIS OFFERING

The Issuer	Kelinda, Inc.
Securities Being Offered	Up to 4,000,000 shares of common stock of KELINDA to be sold by the company at a price of $0.03 per share.

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis; there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Initial Offering Price	The company will sell up to 4,000,000 shares at a price of $0.03 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.03 per share in a direct offering to the public.

No Revocation

Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid.  All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares.

We intend to supply to the OTC Pink Market, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Termination of the Offering

The offering will conclude when the company has sold all of the 4,000,000 shares of common stock offered by it up to a maximum of 360 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Number of Shares Outstanding Before the Offering

There are currently 7,000,000 shares of Common Stock issued and outstanding as of the date of this Prospectus:  4,000,000 are held by our President and Director, Petru Afananesco and 3,000,000 held by our Secretary and Treasurer, Andrei Afananesco.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $10,000 which amount shall be borne by the Company.
Net Proceeds to the Company

The Company is offering 4,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.03 per Share. Net proceeds, after offering expenses, to the Company, if we are able to sell all of the 7,000,000 shares, will be $110,000. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds

If the maximum amount of funds are raised, we intend to fund our operations and implement our business plan. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock. See Risk Factors beginning on page 9.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in its very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

Foreign Officers could result in difficulty enforcing rights.

The officers of the Company are located outside the USA, and as such, investors may have difficulty in enforcing their legal rights under the United States securities laws.

We are an "emerging growth company" and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result, our common stock may be less attractive to investors

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10-Q and 10-K filings, with the SEC subsequent to the Form 10-K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10-K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, and 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to industry research and company development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2018 but we do not have any firm commitments. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities and achieving a level of revenues adequate to support our cost structure. Our auditor has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of niche software and website development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful competitors operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

If we are unable to raise additional capital to fund our operations, we will be unable to continue our business activities and you will lose all of your investment.

If we are unable to secure additional capital, at prices acceptable to the Company, we will be unable to continue our business activities.  There can be no assurance that the Company will be successful in obtaining adequate funding from third parties at a cost consistent with the resources of the Company.  If we are unable to continue our business activities, you will lose all of your investment.

Risks Relating to Our Business

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

The market for apps is relatively new and is characterized by rapid technological obsolescence, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable, solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis. The development of new equipment and software requires significant research, development, testing cycles and investment, and there is no guarantee that the software we have developed or will ultimately develop will outpace that of our competitors.

We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our solutions across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our equipment depends on many factors, including, among others, our ability to:

• properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;

• obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;

• expand and improve our technology.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If we fail to attract customers or to generate a profit, we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because management only has imperfect experience in managing a software and electronic products company, our business has a higher risk of failure.

Our officers do not reside in the United States and have superficial business experience related to the marketing and development of our business. Consequently, management will initially have to rely on the experience of third parties. Additionally, our lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

Lack of marketing budget and limited experience of officers and directors.

Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our application will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We currently have no other employees other than the officers and the directors and the loss of one could jeopardize the Company’s business activity and you could lose all of your investment.

We have commenced our operations and currently have no employees other than our officers/directors, who each spends all of their time on our business as is required. We do not currently consider retaining full-time management and administrative support personnel as our business and operations increase.  We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Risks Relating to our Stock

The Offering price of $0.03 per share is arbitrary.

The Offering price of $0.03 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore, there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by, and at the sole discretion of, the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders’ ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC listed on an exchange.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTC Pink, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or results of operations.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, our officers Petru and Andrei Afanasenco respectfully own approximately 57% and 43% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

1.      the ability of the company to offer and sell the shares of common stock offered hereby;

2.      the integration of multiple technologies and programs;

3.      the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

4.      changes in existing and potential relationships with collaborative partners;

5.      the ability to retain certain members of management;

6.      our expectations regarding general and administrative expenses;

7.      our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to the 4,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

1.      working capital;

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,000,000	2,000,000	3,000,000	4,000,000

Gross Proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$20,000	$50,000	$80,000	$110,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Accounting firm services	$9,000	$9,000	$9,000	$9,000
Office	$1,000	$1,000	$1,000	$1,000
Application development	$0	$15,000	$20,000	$20,000
Extra application features development	$0	$0	$15,000	$20,000
Website development	$0	$5,000	$10,000	$20,000
Marketing and advertising	$0	$10,000	$15,000	$30,000

2.      capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds from the offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Company levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

We intend to sell 4,000,000 shares of our Common Stock at a price of $0.03 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 4,000,000 shares of Common Stock will be sold.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30,2018. Totals may vary due to rounding.

	$120,000 Offering (100%)	$90,000 Offering (75%)	$60,000 Offering (50%)	$30,000 Offering (25%)
Number of current shares held	7,000,000	7,000,000	7,000,000	7,000,000
Number of new shares issued	4,000,000	3,000,000	2,000,000	1,000,000
Total number of new shares held	11,000,000	10,000,000	9,000,000	8,000,000

The historical net tangible book value	$3,240.60	$3,240.60	$3,240.60	$3,240.60
Net proceeds to the company	$110,000	$80,000	$50,000	$20,000
Net tangible book value after this offering	$113,240.60	$83,240.60	$53,240.60	$23,240.60

Assumed public offering price per share	$0.03	$0.03	$0.03	$0.03
Net tangible book value per share before this offering	$0.0005	$0.0005	$0.0005	$0.0005
Increase attributable to new investors	$0.0098	$0.0078	$0.0054	$0.0024
Net tangible book value per share after this offering	$0.0103	$0.0083	$0.0059	$0.0029
Dilution per share to new stockholders	$0.0197	$0.0217	$0.0241	$0.0271

% dilution	65.67%	72.33%	80.33%	90.33%

Current Shareholders % after offering	63.64%	70.00%	77.78%	87.50%
Purchasers % after offering	36.36%	30.00%	22.22%	12.50%

If 100% of the offered shares are sold, we will receive the maximum proceeds of $120,000. Offering expenses are estimated to be $10,000 and will reduce the proceeds to the Company to $110,000.  If 75% of the offered shares are sold, we will receive $90,000 in gross proceeds to the Company. If 50% of the offered shares are sold, we will receive a total of $60,000 in gross proceeds to the Company. If 25% of the offered shares are sold, we will receive a total of $30,000 in gross proceeds to the Company.

PLAN OF OPERATION

Kelinda is a brand-new company that has been established in the state of Nevada on December 18, 2017. Its business idea is to create health-caring applications. Kelinda is both the name of the company and the first product that this company will be launching. All future products will be launched under this company but with different names to reflect the target market. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a start-up company that has just recently started its operations. If we are unable to successfully find users to purchase our subscriptions, we may quickly use up the proceeds from this offering.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our service. If we are unable to obtain minimum funding of approximately $60,000 (If 50% of the shares sold), our business may fail.

As of today, we have developed terms of reference, completed the design of our application, created an Apple store account and, currently find ourselves at the server and application development stage. The Application is expected be launched in early December 2018 on AppStore and PlayMarket.

Our cash needs for the next twelve months (estimated at between $60,000 and $120,000) and plan of operations following the completion of our public offering is as follows:

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,000,000	2,000,000	3,000,000	4,000,000

Gross Proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$20,000	$50,000	$80,000	$110,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Accounting firm services	$9,000	$9,000	$9,000	$9,000
Office	$1,000	$1,000	$1,000	$1,000
Application development	0	15,000	20,000	20,000
Extra application features development	$0	$0	$15,000	$20,000
Website development	$0	$5,000	$10,000	$20,000
Marketing and advertising	$0	$10,000	$15,000	$30,000

Application development and its extra features

We plan on spending 1 to 5 months developing the mobile application. To pay the further development, at least 50% of our shares must be sold. We need to sell at least 75% of shares to cover the expenses of maintaining of our application. As the business grows and develops, we might consider upgrading the design of the website to enhance the usability experience of the application and make it more attractive for the potential users. To do so we are likely to hire professionals to work out the structure of the Android and Apple Markets and design the tabs and maintain the whole application. We expect it to be a costly procedure which demands all 100% shares to be sold. If we fail to sell the minimum funds required to finish development of “Kelinda”, its officers Petru and Andrei Afanasenco have formal commitments to loan funds of $50,000 and $40,000 respectively to the company for its further development. The loan agreements are filed as Exhibit 10.1 and Exhibit 10.2, and bear no interest.

Website development

We plan on spending 1 to 6 months developing a Kelinda web platform. We plan to start off with a simple website on a free and open-source content management system (CMS) for publishing web content. We need to sell at least 25% of shares to cover the expenses on the annual fee for hosting and subscription. As the business grows and develops and if 50% of the offering is sold, we will upgrade the design of the website to enhance the usability experience of our platform and make it more attractive for the potential users. To do so we are likely to move onto our own website, hire professionals to provide the web content, work out the structure of the platform and design the web pages, and maintain the whole platform. We expect it to be a costly procedure which demands all 100% shares to be sold.

Marketing and advertising

A significant part of our expenses will be for marketing and advertising since we understand that the better we actively position our company the more users we are likely to attract. We plan to develop our advertising campaign in 2 to 12 months. These expenses will vary from $10,000 to $30,000 depending on the number of shares sold. To initiate our marketing and advertising campaign we need at a minimum of $10,000 to well-advertise the application within the country of Moldova, however, in order to make it more powerful and speaking across the Europe or the US, we need to collect around $15,000, which requires at least 50% of shares to be sold. This sum will be spent on filling the social networks with content and on buying advertising slots for In-app-advertisement. In order to collect funds for promotional videos we will need to sell at least 75% of shares. We need to sell 100% of shares in order to pay a yearly subscription for the Google AdWords and to conduct a successful SEO (Search Engine Optimization) campaign, which helps to advance in the search inquiries of popular web engines, such as Google.com.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of June 30, 2018, our officers Petru and Andrei Afanasenco respectfully own approximately 57% and 43% of our total outstanding shares of common stock before this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of June 30, 2018, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning  on page 9 .

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Liquidity and Capital Resources

As of June 30, 2018, the company had $2,437 in current assets. These assets are in cash of $87 and prepaid expenses of $2,350. As of June 30, 2018, the company had $1,100 in liabilities and an accumulated deficit of $3,759.

Net cash used in operating activities for the period from inception on December 18, 2017 to June 30, 2018 was $6,044. For the year ended June 30, 2018 we used $1,969 of cash in investing activities. Cash flows from financing activities for the period from inception on December 18, 2017 to June 30, 2018 was $8,100.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs.

It is anticipated that the app can be completed and operational in approximately 5 months and a full marketing campaign in place within 6 months after that. In the event that the full proceeds of the offering are not raised, the timing of the rollout will be slowed.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of generating sites over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out new applications at a slower pace and/or focus its energies on the refinement of existing app to maximum their productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has not gained any revenues to date, it is difficult to anticipate what those revenues will be, or whether they will ever occur, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We have not generated any revenue since inception on December 18, 2017. The company recorded a net loss of $3,759 for the period from inception on December 18, 2017 to June 30, 2018.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

BUSINESS DESCRIPTION

Our Company

Kelinda is a brand-new company that has been established in the state of Nevada on December 18, 2017. Its business plan is to create health-caring applications. Kelinda is both the name of the company and the first product that this company will be launching. All future products will be launched under this company but with different names to reflect the target market.  Our first project will offer free test panels to identify general health condition and targeted diseases for both children and adults. Its main purpose will be to inform individuals when it is required for a person to visit certain doctors and get tested in order to prevent disease development on its earliest development stage. The App will synchronize with Google and Apple calendars, send notifications regarding pills taking time, required tests or doctor appointments via the App and email. In the future, the revenue shall be generated from in-app subscriptions. As of today, we have developed terms of reference, design of our application, created an Apple store account and, currently find ourselves at the server and application development stage. The Application is expected be launched in early December 2018 on AppStore and PlayMarket.

Our Application

An average man has only a limited knowledge about diseases, their various symptoms and, therefore, some are discovered at their late phases of development. Researches have shown that the top three causes of death in the United States are linked to health conditions. They are heart disease (23.4% of all deaths), cancer (22.5%) and chronic lower respiratory disease (5.6%) and the three of them account for over 50 percent of all deaths. Other death causes are stroke (5.1% of all deaths), diabetes (2.9%), Influenza and pneumonia (2.1%) and kidney disease (1.8%). A substantial proportion of these diseases could be prevented by regular health check-ups, monitoring of health condition patterns and on-time pills/injections taking (Nichols, 2017).

“Kelinda” is a subscription-based multi-lingual mobile application that provides comprehensive health lab test panels and pill-taking reminders for children and adults and a truly outstanding tool to saving lives.

“My Account” tab displays selected panels, check-ups and pill taking lists that a user may opt to undertake. These panels may be added from the Panels tab on the Main Menu.

“Panels” tab demonstrates a list of various check-up panels with detailed user information on what they are, frequency of healh screenings, and impact to preventing numerous diseases, etc. Each panel consists of a list of consultations, analyses and tests. These panels are also arranged by categories: “Disease” (if a person has a predisposition to a disease, he adds one out of the presented panels to personal check-up calendar). A user may alternatively choose to undertake only a specific analysis from “Analyzes” tab.

“Recommendations”: general panels which should be held on a monthly/yearly/5-year/10-year basis by everyone as well as advised panels corresponding specified age and age group, sex and BMI of a user.

Users can create personal visit schedules and enable/disable notifications about the upcoming events. The reminders come up as in-app pop-ups and gentle reminders to the user’s email address. Alternatively, users may use the default schedules of selected panels, whereas a user determines an exact start date by creating an entry to the calendar. The schedules of the application are automatically synched with Apple Calendar and / or Google Calendar.

The application allows users to store personal data, such as test results and doctors’ conclusions and prescriptions. All such information may be uploaded at users’ individual discretion. “Kelinda” empowers data exchange between users upon acceptance of such allowance. Initially, personal data is only available for viewing and not for downloading nor screenshotting.

“Kelinda” is a great reminding tool. The app lets you create multiple reminders for multiple medications and doctor appointments and includes a repeat function along with notification reminders.

After downloading the mobile application from a market (iOS or Android), the user is provided an opportunity to use the application for free for 30 calendar days. After the expiration date, users are offered to sign up for a paid subscription.

The success of this app will rest on providing the end-user trustworthy and useful information. One of the innovative features of this app is that it will allow users to find health panels that prevent particular diseases, upload and share documents with doctors and friends, and will provide useful information about our health in general. It is hoped that these features, along with the clean and easy to use user interface will propel “Kelinda” to the head of the growing health app market.

Competition

We expect to face strong competition from the on Med-Care Application industry that nowadays is rapidly developing, and which popularity is continuously growing. The most competitive service provider is MediSafe  that is intended to be used by patients who are on prescription medications for a medical diagnosis and that has been selected as one of Healthline’s Best Bipolar Apps of 2018. Though this company is well-known, it is limited to providing pills reminders, whereas “Kelinda” not only will remind users to take their medications but will additionally allow users to find health panels that prevent development of particular diseases, upload and share documents with doctors and friends, and will provide useful information about their health in general. These points are positioned to be our strengths and opportunities over any competition we might currently face.

Revenue

The company’s revenue is to be generated from in-app subscriptions. Additionally, we might consider selling the advertising slots for in-app advertising to other applications.

Employees Identification of Certain Significant Employees.

We are a start-up company and currently have two employees only – Petru and Andrei Afanasenco.

Petru Afanasenco – President and Director, who is in charge of the core business processes and its financials.

Andrei Afanasenco – Chair, Secretary and Treasurer, who is in charge of day-to-day business processes, App development and PR.

We intend to outsource any additional services if the business requires so.

The Office

Our executive office is located at str. Mihail Kogălniceanu, 66, off. 3, Chisinau, Republic of Moldova, MD-2009. Our telephone number is +373 621-150-42. We are open every day from 8:00am to 6:00pm local time.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities including the US Securities and Exchange Commission and agencies applicable to our business in any jurisdiction with which we would conduct activities. We do not believe that governmental regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the Board of Directors of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

OUR MANAGEMENT

Executive Officers

Name	Age	Position
Petru Afanasenco	47	President/Director
Andrei Afanasenco	40	Secretary/Treasurer

Directors, Executive Officers, Promoters and Control Persons

Petru Afanasenco, President/Director

Mr. Petru Afanasenco acts as President and Director since inception on December 18, 2017. With an education of a Master of Business Management in Finance (1990-1995), Petru had a successful career starting from a bank consultant at Bank of Moldova (1995-1999) and finishing as the Head Financial Manager at LaBougette LLC (2000-2008). Since 2003 to the incorporation date, Mr. Petru has been an inspiring independent business consultant for a large number of major businesses across the Republic of Moldova. His excellent financial, management and leadership skills are undeniably important to the corporation and therefore Petru was elected the President and Director of Kelinda.  Petru devotes 100% of his time to the business development. Petru is an elder brother and a mentor to Andrei Afanasenco, the Secretary and Treasurer of the corporation.

Mr. Andrei Afanasenco acts as Secretary and Treasurer since Kelinda’s inception on December 18, 2017. Andrei is a certified cardiologist (1996-2004), with 7 years of surgical care practitioner experience ending in 2011. Over the past five years, he had been a dedicated entrepreneur of the retail industry (2011-2017). Over the time, Andrei has gained the crucial and precious practice and knowledge of business understanding and customer support. He is currently devoting 100% of his time to development of the business idea and its daily processes. Andrei is a younger brother of the President, he had decided to start a family business in the end of 2017.

Executive Compensation

Summary Compensation Table.

There is no compensation paid to the officers at the present time. They may negotiate receiving some compensation only after the company has achieved a positive cash flow tendency of at least one-year time.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of June 30, 2018.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of two member who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of June 30, 2018, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percentage of Shares Outstanding
Petru Afanasenco	Str. Mihail Kogălniceanu, 66, off. 3, Chisinau, Republic of Moldova, MD-2009	4,000,000	57%
Andrei Afanasenco	Str. Mihail Kogălniceanu, 66, off. 3, Chisinau, Republic of Moldova, MD-2009	3,000,000	43%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percentage of shares outstanding is calculated on the basis of the number of fully diluted shares outstanding on June 30, 2018 (7,000,000 in total).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of KELINDA, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors considers all relevant available facts and circumstances.

Petru and Andrei Afanasenco are brothers.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares on June 30, 2018
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	7,000,000

Common stock

Dividends.

Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation.
If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights.

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights.

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights.

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

In this prospectus, Kelinda is registering 4,000,000 shares of our common stock for sale at the price of $0.03 per share.

It is a self-underwritten offering, and the Board of Directors, namely Petru and Andrei Afanasenco, will sell the shares directly to family members, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Petru Afanasenco and Andrei Afanasenco will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our officers are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our officers will not be compensated in connection to their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. Our Officers are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

4. Our officers meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) they are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Under Paragraph 3a4-1(a)(4)(iii), our officers must restrict their participation to any one or more of the following activities: (A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director; (B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or (C) Performing ministerial and clerical work involved in effecting any transaction.

Our officers do not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by Kelinda.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

A broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1. an executed copy of the Subscription Agreement provided by the Company; and

2. a check or certified funds payable to the order of KELINDA in the amount of $0.03 for each share you wish to subscribe for.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange. The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The legal opinion for this registration statement has been provided by Sharon Mitchell of SD Mitchell & Associates, PLC, 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; (248) 515-6035.

EXPERTS

The financial statements included in this prospectus for the period from inception (December 18, 2017) and ended June 30, 2018 have been audited by Heaton & Company, PLLC, (dba as Pinnacle Accountancy Group of Utah) an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in KELINDA.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

INDEX TO FINANCIAL STATEMENTS

KELINDA, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Kelinda Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kelinda Inc. (“the Company”) as of June 30, 2018, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows from December 18, 2017 (inception) through June 30, 2018 (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows from December 18, 2017 (inception) through June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provided a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital and has not generated revenues to cover operating expenses.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018

Farmington, Utah

September 12, 2018

KELINDA, INC.
BALANCE SHEET JUNE 30, 2018
June 30, 2018
ASSETS
Current Assets
Checking/Savings
Bank of America	87
Total Checking/Savings	87
Other Current Assets
Prepaid Expenses	2,350
Total Other Current Assets	2,350
Total Current Assets	2,437
Fixed Assets
Furniture and Equipment	1,969
Accumulated Depreciation	(65)
Total Fixed Assets	1,904
TOTAL ASSETS	4,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Related party loan	1,100
Total Other Current Liabilities	1,100
Total Current Liabilities	1,100
Total Liabilities	1,100
Stockholders’ Equity
Common stock: $0.001 par value, 75,000,000 shares authorized, 7,000,000 shares issued and outstanding as of June 30, 2018	7,000
Additional paid in capital	—
Accumulated deficit	(3,759)
Total Stockholders’ Equity	3,241
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	4,341

The accompanying notes are an integral part of these financial statements.

KELINDA, INC.
STATEMENT OF OPERATIONS December 18, 2017 (Inception) to June 30, 2018
For the period from December 18, 2017 (inception) to June 30, 2018

REVENUE:	$—

EXPENSES:
Advertising and Promotion	3,313
Bank Service Charges	183
Depreciation Expense	66
Foreign Currency Exchange Loss	1
Professional Fees	150
Rent Expense	46
Total expenses	3,759

OTHER INCOME (EXPENSE):
Interest Income	—
Total other income (expense)	—

Income (loss) before income taxes	$(3,759)

Income tax expense	$—

NET INCOME (LOSS)	$(3,759)

Net loss per common share – basic & diluted	$(0.00)

Weighted average of common shares outstanding – basic & diluted	1,986,301

The accompanying notes are an integral part of these financial statements.

KELINDA, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY December 18, 2017 (Inception) to June 30, 2018
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance at inception at December 18, 2017	—	$—	$—	$—	$—

Issuance of common stock	7,000,000	7,000	—	—	7,000
Net loss	—	—	—	(3,759)	(3,759)

Balance at June 30, 2018	7,000,000	$7,000	$—	$(3,759)	$3,241

The accompanying notes are an integral part of these financial statements.

KELINDA, INC.
STATEMENT OF CASH FLOWS December 18, 2017 (Inception) to June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(3,759)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation expense	65
Changes in operating assets and liabilities:
Prepaid expense	(2,350)
Net cash provided by Operating Activities	(6,044)

CASH FLOWS FROM INVESTING ACTIVITIES
Furniture and Equipment	(1,969)
Net cash provided by Investing Activities	(1,969)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loan	1,100
Proceeds from sale of common stock	7,000
Net cash provided by Financing Activities	8,100

Net cash increase for period	87

Cash at end of period	$87

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of these financial statements.

 KELINDA, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 18, 2017 (Inception) TO JUNE 30, 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kelinda, Inc. (“the Company”, “we”, “us” or “our”) was incorporated on December 18, 2017 in the State of Nevada. The company specializes on application development with its first project being an application of the same name Kelinda. It offers panels of various analyzes with schedules and reminders about necessity of visiting doctors, sent through the application and emails, storage of personal data (analyzes and conclusions). Users may upload them to their discretion and exchange the personal data. Users who downloaded the application can access the lists and data of another user upon receipt of invitation from the latter. We offer free basic schedules and more serious panels to both adults and children in order to prevent development of numerous diseases. In addition, Kelinda offers drug-taking reminders for an even more effective use of the application. The revenue is to be generated by subscription-based access sales.

Our executive office is located at str. Mihail Kogalniceanu, 66 off. 3 Chisinau, The Republic of Moldova, MD-2009.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of June 30, 2018. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period December 18, 2017 to June 30, 2018.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $87 of cash as of June 30, 2018.

KELINDA INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 18, 2017 (Inception) TO JUNE 30, 2018

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Equipment

Equipment is stated at cost, net of accumulated depreciation. The cost of equipment is depreciated using the straight-line method. We estimate that the useful life of equipment is 5 years Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of June 30, 2018.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of June 30, 2018, there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

KELINDA INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 18, 2017(Inception) TO JUNE 30, 2018

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On December 18, 2018, the company issued a total of 7,000,000 common shares to its officers for a cash contribution of $7,000.

There were 7,000,000 shares of common stock issued and outstanding as of June 30, 2018.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of June 30, 2018, the Company’s officers Petru Afanasenco and Andrei Afanasenco have loaned to the Company $100 and $1,000, respectively. These loans are unsecured, non-interest bearing and due on demand.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a six months rental agreement for an $46 monthly fee, starting on May 24, 2018.

NOTE 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of June 30, 2018, the Company had net operating loss carry forwards of approximately $3,759 that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at June 30, 2018 was approximately $789. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2018.  All tax years since inception remain open for examination by taxing authorities.

F-8

KELINDA INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 18, 2017(Inception) TO JUNE 30, 2018

The provision for Federal income tax consists of the following:

June 30, 2018
Federal income tax benefit attributable to:
Current Operations	$789
Less: valuation allowance	(789)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

June 30, 2018
Deferred tax asset attributable to:
Net operating loss carryover	$789
Less: valuation allowance	(789)
Net deferred tax asset	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

NOTE 8 – PREPAID EXPENSES

The Company had $2,350 in the prepaid expenses for the application development as of June 30, 2018.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to June 30, 2018, through September 1 2 , 2018, date when financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$15
Legal Fees and Expenses	$2,500
Accounting Fees*	$4,000
Edgar*	$3,000
Miscellaneous*	$485
Total	$10,000

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

As of March 20, 2018, we sold a total of 7,000,000 common shares to management for a gross price of $7,000. The issuances of the shares to the investor was exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. President and director Petru Afanasenco obtained 4,000,000 shares of Kelinda’s restricted common stock at a price of $0.001 on March 19, 2018. Secretary and treasurer Andrei Afanasenco obtained 3,000,000 shares of Kelinda’s restricted common stock at a price of $0.001 on March 20, 2018.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of KELINDA dated December 18, 2017
3.2	Bylaws dated December 18, 2017
5.1	Legal Opinion of SD Mitchell & Associates, PLC
10.1	Interest-free Loan Agreement of Petru Afanasenco
10.2	Interest-free Loan Agreement of Andrei Afanasenco
23.1	Consent of Pinnacle Accountancy Group of Utah
23.3	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5.1)
99.1	Subscription Agreement

Item 17. Undertakings

The undersigned hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a Company amended change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

2. that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

5. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Chisinau, Republic of Moldova on September 13 , 2018

KELINDA.

By: /s/ Petru Afanasenco
Petru Afanasenco, President, Director, CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Petru Afanasenco, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Kelinda, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on September 14, 2018

KELINDA.

By: /s/ Petru Afanasenco
Petru Afanasenco, President, Director, CEO

Works Cited

Nichols, H. (2017, February 23). The top 10 leading causes of death in the United States. Retrieved August 30, 2018, from Medical News Today: https://www.medicalnewstoday.com/articles/282929.php